Eastern Bankshares, Inc. - Clawback Policy Internal Confidential 1 Division: Human Resources Department: Human Resources Last Revision Date: June 5, 2023 Contents I. Policy Statement .......................................................................................................................................... 2 II. Purpose and Scope ....................................................................................................................................... 2 III. Applicability.................................................................................................................................................. 2 IV. Definitions .................................................................................................................................................... 2 V. Clawback Period ........................................................................................................................................... 3 VI. Repayment ................................................................................................................................................... 3 VII. Administration ............................................................................................................................................. 4 Governance Committee Approval Action Date Enterprise Risk Management Committee Approved July 6, 2023 Compensation Committee Approved June 14, 2023

Eastern Bankshares, Inc. - Clawback Policy Internal Confidential 2 I. Policy Statement This policy seeks to adjust or recover any incentive-based compensation awards to executive officers and other covered employees if the relevant performance measure upon which the award is based is restated or otherwise adjusted in a manner that would reduce the size of an award or payment. II. Purpose and Scope The Compensation Committee (the “Committee”) of Eastern Bankshares, Inc. (the “Company”), in furtherance of applicable regulations, rules, and standards and as a reinforcement of the Company’s compensation philosophy, has put in place this compensation clawback policy (the “Policy”), which calls for the adjustment or recovery of incentive-based compensation awards to executive officers and other covered employees, if the relevant financial performance measure upon which the award is based is restated or adjusted in a manner that would reduce the size of an award or payment. III. Applicability This Policy is applicable to all Incentive-Based Compensation received by Executive Officers and Covered Employees (as defined below) after the effective date of this Policy. Questions regarding this Policy should be directed to the Chief Human Resources Officer. IV. Definitions For purposes of this Policy, the following definitions will apply: “Accounting Restatement” means an accounting restatement the Company is required to prepare due to material noncompliance with any financial reporting requirement under securities laws, including any required accounting statement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Covered Employee” means any recipient of Incentive-Based Compensation from the Company who is not an Executive Officer. “Excess Compensation” means any amount of Incentive-Based Compensation received by an Executive Officer or Covered Employee that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts. “Executive Officer” means an individual who was an executive officer of the Company, as defined in Section 16 of the Securities Exchange Act of 1934, as amended, during any portion of the performance period of the Incentive-Based Compensation. “Incentive-Based Compensation” means any incentive compensation (whether in the form of cash or equity) granted, earned or vested based wholly or in part on the attainment of any financial reporting measure(s) based on accounting principles used in preparing the Company’s financial

Eastern Bankshares, Inc. - Clawback Policy Internal Confidential 3 statements, measures derived from such financial reporting measures, stock price, and/or total shareholder return. Incentive-Based Compensation does not include salary or other compensation earned solely based upon non-financial standards or measures, including (i) discretion, (ii) time, and/or (iii) satisfying one or more subjective, strategic, or operational measures V. Clawback Period The Committee will reasonably promptly recover Excess Compensation received during the three completed fiscal years (“Recovery Period”) preceding the earlier of (1) the date on which the Board of the Company concludes or reasonably should have concluded that an Accounting Restatement is required to be filed, or (2) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. For purposes of this Policy, Incentive-Based Compensation is received during the fiscal year in which the applicable financial reporting measure, stock price and/or total shareholder return measure upon which the payment is based is achieved, even if payment occurs after the end of such period. Retrospective changes to financial statements not considered a material error under this Policy requiring a clawback would include, but are not limited to: (i) application of a change in accounting principle; (ii) revisions to reportable segment information due to a change in internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; (v) adjustments to provisional amounts in connection with a prior business combination; and (vi) revisions for stock splits. VI. Repayment The Committee will determine, approve and recover Excess Compensation from (1) any person serving as an Executive Officer (current or former) at any time during the performance period of the Incentive-Based Compensation, regardless of whether the Executive Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the Accounting Restatement and (2) any Covered Employee who the Committee determines was directly responsible for the Accounting Restatement. The above notwithstanding, the Committee may exclude from consideration any Incentive-Based Compensation received (a) before an Executive Officer began service as an Executive Officer, (b) before the Company listed its securities on Nasdaq, or (c) by a Covered Employee during any portion of the Recovery Period that the Committee deems appropriate. If the Committee cannot determine the Excess Compensation from the information in the Accounting Restatement, then, for Incentive-Based Compensation based on stock price or total shareholder return measures, it will make its determination based on a reasonable estimate of the effect of the Accounting Restatement. The Committee’s determination will be final and binding. All amounts subject to recovery will be calculated on a pre-tax basis. Any recoupment of compensation will be in

Eastern Bankshares, Inc. - Clawback Policy Internal Confidential 4 addition to any other remedies that may be available under applicable law, including termination of employment. The Company will make all reasonable attempts to recover any amounts due under this Policy by way of direct payment from the Executive Officer or Covered Employee, recovery over time, the reduction of future pay and/or awards, and/or any other method which will provide for recovery within a reasonable manner and without undue delay. The Committee may, however, determine that recovery would be impracticable and repayment is not required. For Executive Officers, this determination is limited to instances in which (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount of the Excess Compensation, in which case the determination must be preceded by reasonable recovery attempts; or (ii) recovery would likely cause an otherwise tax-qualified broad-based employee retirement plan to fail to be tax-qualified The Company may not indemnify any Executive Officer against the loss of any Excess Compensation recovered hereunder. VII. Administration Appropriate proxy disclosures, exhibit filings, and the filing of other disclosures and documentation will be made in accordance with the Securities and Exchange Commission (“SEC”)’s clawback rules and applicable exchange listing standards. The Committee shall be responsible for monitoring the application of this Policy and has the sole authority to construe, interpret and implement this Policy and make any determinations necessary or advisable in administering this Policy. The Committee may modify, supplement, rescind or replace all or any portion of this Policy at any time. In the event of any conflict or inconsistency between this Policy and any other policies, plans, or other materials of the Company, this Policy shall govern. However, to the extent another policy, plan or agreement calls for adjustment or recovery of an incentive-based compensation award when this Policy would not require such adjustment or recovery, this Policy will not interfere with application of such other policy, plan or agreement. This Policy will be deemed to be automatically updated to incorporate any requirement of law or SEC or exchange listing standard, rule or regulation applicable to the Company.